CONSENT OF COUNSEL


We consent to the reference to our Firm under the caption "Legal Matters" in the Statement of Additional Information which forms a part of the Registration Statement.




                                      /s/BLAZZARD, GRODD & HASENAUER, P.C.
                                      Blazzard, Grodd & Hasenauer, P.C.


September 12, 2001